Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Business Unit

Three Months Ended June 30, 2011

(Dollars in millions)	SDG&E	SoCalGas	Generation	Pipelines & Storage		LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 697	$ 876	$ 268	$ 445		$ 159	$ (23)	$ 2,422

Cost of Sales and Other Expenses	(477)	(690)	(184)	(335)		(106)	1	(1,791)

Litigation Expense	(2)	(1)	(1)	-		(2)	-	(6)

Depreciation & Amortization	(105)	(82)	(18)	(26)		(12)	(5)	(248)

Equity (Losses) Earnings Recorded Before Income Tax	-	-	(1)	10		-	(2)	7

Other Income, Net	13	3	1	277	(1)	1	13	308

Income (Loss) Before Interest & Tax (2)	126	106	65	371		40	(16)	692

Net Interest Expense(3)	(32)	(19)	(3)	(12)		(10)	(33)	(109)

Income Tax (Expense) Benefit	(42)	(28)	(12)	(22)		(12)	24	(92)

Equity Earnings Recorded Net of Income Tax	-	-	-	8		-	-	8

Losses (Earnings) Attributable to Noncontrolling Interests	19	-	-	(8)		-	1	12

Earnings (Losses)	$ 71	$ 59	$ 50	$ 337		$ 18	$ (24)	$ 511

Three Months Ended June 30, 2010

(Dollars in millions)	SDG&E	SoCalGas	Generation	Pipelines & Storage		LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 692	$ 834	$ 268	$ 75		$ 166	$ (27)	$ 2,008

Cost of Sales and Other Expenses	(458)	(638)	(197)	(54)		(123)	12	(1,458)

Litigation Adjustment (Expense)	7	(1)	(2)	(1)		(1)	(1)	1

Depreciation & Amortization	(95)	(77)	(16)	(10)		(13)	(4)	(215)

Equity (Losses) Earnings Recorded Before Income Tax	-	-	(1)	12		-	(19)	(8)

Other (Expense) Income, Net	(16)	2	6	(1)		-	17	8

Income (Loss) Before Interest & Tax (2)	130	120	58	21		29	(22)	336

Net Interest Expense (3)	(32)	(17)	-	(2)		(12)	(39)	(102)

Income Tax (Expense) Benefit	(44)	(34)	(6)	(7)		(4)	36	(59)

Equity Earnings Recorded Net of Income Tax	-	-	-	27		-	-	27

Losses (Earnings) Attributable to Noncontrolling Interests	21	-	-	-		-	(1)	20

Earnings (Losses)	$ 75	$ 69	$ 52	$ 39		$ 13	$ (26)	$ 222

(1) Includes gain of $277 million related to remeasurement of equity method investments.

(2) Management believes "Income (Loss) before Interest & Tax" is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(3) Net Interest Expense includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Business Unit

Six Months Ended June 30, 2011

(Dollars in millions)	SDG&E	SoCalGas	Generation	Pipelines & Storage		LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,537	$ 1,932	$ 537	$ 554		$ 345	$ (49)	$ 4,856

Cost of Sales and Other Expenses	(1,048)	(1,546)	(371)	(404)		(225)	10	(3,584)

Litigation Expense	(5)	(1)	(2)	-		(4)	(1)	(13)

Depreciation & Amortization	(208)	(163)	(37)	(39)		(25)	(7)	(479)

Equity Earnings (Losses) Recorded Before Income Tax	-	-	-	19		-	(11)	8

Other Income, Net	29	6	1	277	(1)	3	35	351

Income (Loss) Before Interest & Tax (2)	305	228	128	407		94	(23)	1,139

Net Interest Expense(3)	(69)	(36)	-	(18)		(20)	(73)	(216)

Income Tax (Expense) Benefit	(91)	(65)	(34)	(29)		(23)	41	(201)

Equity Earnings Recorded Net of Income Tax	-	-	-	39		-	-	39

Losses (Earnings) Attributable to Noncontrolling Interests	15	-	-	(8)		-	1	8

Earnings (Losses)	$ 160	$ 127	$ 94	$ 391		$ 51	$ (54)	$ 769

Six Months Ended June 30, 2010

(Dollars in millions)	SDG&E	SoCalGas	Generation	Pipelines & Storage		LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,434	$ 2,016	$ 586	$ 185		$ 371	$ (50)	$ 4,542

Cost of Sales and Other Expenses	(963)	(1,611)	(450)	(132)		(259)	22	(3,393)

Litigation Expense	-	(1)	(141)	(1)		(2)	(22)	(167)

Depreciation & Amortization	(187)	(152)	(31)	(21)		(25)	(9)	(425)

Equity (Losses) Earnings Recorded Before Income Tax	-	-	(1)	22		-	(14)	7

Other (Expense) Income, Net	(16)	6	8	(2)		-	20	16

Income (Loss) Before Interest & Tax (2)	268	258	(29)	51		85	(53)	580

Net Interest Expense (3)	(64)	(34)	(2)	(7)		(24)	(78)	(209)

Income Tax (Expense) Benefit	(75)	(90)	32	(13)		(16)	45	(117)

Equity Earnings Recorded Net of Income Tax	-	-	-	46		-	-	46

Losses (Earnings) Attributable to Noncontrolling Interests	29	-	-	-		-	(1)	28

Earnings (Losses)	$ 158	$ 134	$ 1	$ 77		$ 45	$ (87)	$ 328

(1) Includes gain of $277 million related to remeasurement of equity method investments.

(2) Management believes "Income (Loss) before Interest & Tax" is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(3) Net Interest Expense includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.